Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Airbag Yield Optimization Notes linked to the common stock of Beazer Homes USA, Inc. due November 18, 2013	$4,052,000.00	$552.69
Airbag Yield Optimization Notes linked to the common stock of Riverbed Technology, Inc.. due November 18, 2013	$1,365,000.00	$186.19

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 11, 2012 and Product Supplement dated January 12, 2012)

UBS AG Airbag Yield Optimization Notes

UBS AG $4,052,000 Notes linked to the common stock of Beazer Homes USA, Inc. due November 18, 2013

UBS AG $1,365,000
Notes linked to the common stock of Riverbed Technology, Inc. due November 18, 2013

Investment Description

UBS AG Airbag Yield Optimization Notes (the “Notes”) are unsubordinated, unsecured debt obligations issued by UBS AG
(“UBS”) linked to the common stock of a specific company (the “underlying stock”). The issue price of each Note will be $1,000. On a monthly basis, UBS will pay you a coupon regardless of the performance of the underlying stock.
At maturity, UBS will either pay you the principal amount per Note or, if the closing price of the underlying stock on the final valuation date is below the specified conversion price, UBS will deliver to you a number of shares of the underlying stock per Note equal to (i) the principal amount per Note divided by (ii) the specified conversion price of the underlying stock (the “share delivery amount”) (subject to adjustments in the case of certain corporate events described in the accompanying Airbag Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments”). Investing in the Notes involves significant risks. You may lose some or all of your principal amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving shares of the underlying stock at maturity that are worth less than your principal amount and the credit risk of UBS for all payments under the Notes. Generally, the higher the coupon rate on a Note, the greater the risk of loss on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

❑

Income: Regardless of the performance of the underlying stock, UBS will pay you a monthly coupon. In exchange for receiving the monthly coupon on the
Notes, you are accepting the risk of receiving shares of the underlying stock at maturity that are worth less than your principal amount and the credit risk of UBS for all payments under the Notes.

❑

Contingent Repayment of Principal Amount at Maturity: If the price of the underlying stock does not close below the conversion price on the final valuation date, UBS will pay you the principal amount per Note at maturity and you will not participate in any appreciation or decline in the value of the underlying stock. If the price of the underlying stock closes below the conversion price on the final valuation date, UBS will deliver to you at maturity a number of shares of the underlying stock equal to the share delivery amount for each of your Notes, which is expected to be worth less than your principal amount and may have no value at all. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Trade Date

May 10, 2013

Settlement Date

May 15, 2013

Final Valuation Date*

November 12, 2013

Maturity Date*

November 18, 2013

*
Subject to postponement in the event of a market disruption event, as described in the Airbag Yield Optimization Notes product supplement.

NOTICE TO INVESTORS: THE NOTES ARE
SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE NOTES AT MATURITY, AND THE NOTES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING STOCK. THIS MARKET
RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON
PAGE PS-14 OF THE AIRBAG YIELD OPTIMIZATION NOTES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU
MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offerings

These terms relate to the two separate Notes we are offering. Each of the two Notes is linked to the common stock of a different company, and each of the two Notes has its own coupon rate, initial price, conversion price and share delivery amount. Coupons will be paid monthly in arrears in 6 equal installments. The performance of each Note will not depend on the performance of the other Note.

Underlying Stocks

Stock Ticker

Coupon Rate

Total Coupon Payable

  Initial
Price

Conversion Price

Share Delivery Amount*

CUSIP

ISIN

Common stock of Beazer Homes USA, Inc.

BZH

9.25% per annum

4.625%

$20.74

$16.59, which is 80% of Initial Price

60.2773 shares per Note

90271C502

US90271C5022

Common stock of Riverbed Technology, Inc.

RVBD

9.15% per annum

4.575%

$15.78

$12.62, which is 80% of Initial Price

79.2393 shares per Note

90271C494

US90271C4942

*
Equal to $1,000 divided by the conversion price. If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock. The share delivery amount and conversion price are subject to adjustments in the case of certain corporate events described in the Airbag
Yield Optimization Notes product supplement under “General Terms of the Notes — Antidilution Adjustments.”

See
“Additional Information about UBS and the Notes” on page 2. The Notes we are offering will have the terms set forth in the Airbag Yield Optimization Notes product supplement relating to the Notes, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this pricing supplement, or the accompanying Airbag Yield Optimization Notes product supplement or prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of
UBS AG and are not FDIC insured.

Offering of Notes

Issue Price to Public

Underwriting Discount

Proceeds to UBS AG

Total

Per Note

Total

Per Note

Total

Per Note

Common stock of Beazer Homes USA, Inc.

$4,052,000.00

$1,000.00

$40,520.00

$10.00

$4,011,480.00

$990.00

Common stock of Riverbed Technology, Inc.

$1,365,000.00

$1,000.00

$13,650.00

$10.00

$1,351,350.00

$990.00

UBS Financial Services Inc.

UBS Investment Bank

Pricing Supplement dated May 10, 2013

Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Notes) with the Securities and Exchange Commission, or SEC, for these offerings to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦

Airbag Yield Optimization Notes product supplement dated January 12, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512010468/d281883d424b2.htm

♦

Prospectus dated January 11, 2012:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Airbag Yield Optimization Notes” or the “Notes” refer to two different Notes that are offered hereby. Also, references to the “Airbag Yield Optimization Notes product supplement” mean the UBS product supplement, dated January 12, 2012, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus titled, “Debt Securities and Warrants”, dated January 11, 2012.

This pricing supplement, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 5 and in “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

UBS reserves the right to change the terms
of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

Investor Suitability

The Notes may be suitable for you if:

♦

  You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

  You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the underlying stock.

♦

You believe the final price of the underlying stock is not likely to be below the conversion price and, if it is, you can tolerate receiving shares of the underlying stock at maturity worth less than your principal amount or that may have no value at all.

♦

  You understand and accept that you will not participate in any appreciation in the price of the underlying stock and that your return at maturity is limited to the coupons paid on the Notes.

♦

  You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦

  You are willing to invest in the Notes based on the applicable coupon rate per annum indicated on the first page of this pricing supplement.

♦

  You are willing and able to hold the Notes to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the
Notes.

♦

You are willing to assume the credit risk of UBS for all payments under the Notes, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Notes may not be suitable for you if:

♦

  You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

You require an investment designed to provide a full return of principal at maturity.

♦

You are not willing to make an investment that may have the full downside market risk of an investment in the underlying stock.

♦

  You believe the final price of the underlying stock is likely to be below the conversion price, which could result in a total loss of your initial investment.

♦

  You cannot tolerate receiving shares of the underlying stock at maturity worth less than your principal amount or that may have no value at all.

♦

  You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

♦

  You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦

  You are unwilling to invest in the Notes based on the applicable coupon rate per annum indicated on the first page of this pricing supplement.

♦

  You are unable or unwilling to hold the Notes to maturity, a term of approximately 6 months, and seek an investment for which there will be an active secondary market.

♦

  You are not willing to assume the credit risk of UBS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified
above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 5 of this pricing supplement for risks related to an investment in the Notes.

Coupon Payment Dates

Coupons will be paid in arrears in six equal monthly installments on the coupon payment dates listed below:

June 17, 2013

July 15, 2013

August 15, 2013

September 16, 2013

October 15, 2013

November 18, 2013

Any payment required to be made on any coupon payment date that is not a business day will be made on the next succeeding business day, unless that day falls in the next calendar month, in which case it will be made on the first preceding business day, with the same effect as if paid on the original due date. The record date for coupon payment will be one business day preceding the coupon payment date.

Final Terms for Each Offering of the Notes

Issuer

UBS AG, London Branch

Issue Price per Note

Equal to 100% of the principal amount per Note.

Principal Amount per Note

$1,000

Term

Approximately 6 months.

Underlying Stock

The common stock of a specific company, as indicated on the first page of this pricing supplement.

Coupon Payments

Coupon paid in arrears in 6 equal monthly installments based on the coupon rate, regardless of the performance of the underlying stock. The coupon rate is (i) 9.25% per annum for Notes linked to the common stock of Beazer Homes USA, Inc. and (ii) 9.15% per annum for Notes linked to the common stock of Riverbed Technology, Inc.

Total Coupon Payable

The total coupon payable is (i) 4.625% for Notes linked to the common stock of Beazer Homes USA, Inc. and (ii) 4.575% for Notes linked to the common stock of Riverbed Technology, Inc.

1st Installment through 6th Installment

For Notes linked to the common stock of Beazer Homes USA, Inc.: $7.7083. For Notes linked to the common stock of Riverbed Technology, Inc.:
$7.6250.

Conversion Price

A percentage of the initial price, as specified on the cover of this pricing supplement, subject to adjustment in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.

  Share Delivery
Amount(1) (per Note)

A number of shares of the underlying stock equal to (i) the principal amount divided by (ii) the conversion price of the underlying stock, as specified on the first page of this pricing supplement. The share delivery amount is subject to adjustments in the case of certain corporate events, as described in the Airbag Yield Optimization Notes product supplement.

Payment at Maturity (per Note)

If the final price of the underlying stock is not below the conversion price, at maturity we will pay you an amount in cash equal to your principal amount.

If the final price of the
underlying stock is below the conversion price, at maturity we will deliver to you the share delivery amount (and, if applicable, cash in lieu of fractional shares) for each Note you own.(1)

The value of the share delivery amount is expected to be worth less than the principal amount and may be worthless.

Closing Price

On any trading day, the last reported sale price (or, in the case of NASDAQ, the official closing price) of the underlying stock during the principal trading session on the principal national securities exchange on which it is listed for trading, as determined by the calculation agent.

Initial Price

The closing price of the underlying stock on the trade date, as specified on the first page of this pricing supplement, as determined by the calculation agent.

Final Price

The closing price of the underlying stock on the final valuation date.

Investment Timeline

INVESTING IN THE NOTES INVOLVES SIGNIFICANT
RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR PRINCIPAL AMOUNT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO
THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE NOTES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

(1)

If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock.

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the Airbag Yield Optimization Notes product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦

Risk of loss at maturity — The Notes differ from ordinary debt securities in that the issuer will not necessarily pay the full principal amount of the Notes at maturity. UBS will only pay you the principal amount of your Notes in cash if the final price of the underlying stock is greater than or equal to the conversion price and only at maturity. If the final price of the underlying stock is below the conversion price, UBS will deliver to you a number of shares of the underlying stock equal to the share delivery amount at maturity for each Note that you own instead of the principal amount in cash. As a result, if the final price is below the conversion price, you will be exposed on a leveraged basis to any such decline below the conversion price. For example, if the conversion price is 80% of the initial price, the final price is less than the conversion price and the closing price of the underlying stock on the maturity date is 70% of the initial price, you will lose 12.50% of your principal amount at maturity, which is greater than the 10% additional decline from the conversion price. If you receive shares of the underlying stock at maturity, the value of the shares you receive are expected to be less than the principal amount of the Notes or may have no value at all.

♦

Higher coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Note’s underlying stock reflects a higher expectation as of the trade date that the price of the underlying stock could close below its conversion price on the final valuation date of the Note. This greater expected risk will generally be reflected in a higher coupon payable on that Note. However, while the coupon rate is set on the trade date, the underlying stock’s volatility can change significantly over the term of the Notes. The price of the underlying stock for your Note could fall sharply, which could result in a significant loss of principal.

♦

The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to maturity. If you are able to sell your
Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the final price or secondary market sale price is above the conversion price.

♦

Your return potential on the Notes is expected to be limited to the coupons paid on the Notes — If the closing price of the underlying stock on the final valuation date is greater than or equal to the conversion price, UBS will pay you the principal amount of your Notes in cash at maturity and you will not participate in any appreciation in the price of the underlying stock even though you risked being subject to the decline in the price of the underlying stock. If the closing price of the underlying stock on the final valuation date is less than the conversion price, UBS will deliver to you shares of the underlying stock at maturity which are unlikely to be worth more than the principal amount as of the maturity date. Therefore, your return potential on the Notes as of the maturity date is expected to be limited to the coupons paid on the Notes and may be less than your return would be on a direct investment in the underlying stock.

♦

Credit risk of UBS — The Notes are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

Single stock risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Notes, should make your own investigation into the underlying stock issuer and the underlying stock for your Notes. For additional information regarding each underlying stock issuer, please see “Information about the Underlying Stocks” and “Beazer Homes USA, Inc.” and “Riverbed Technology, Inc.” in this pricing supplement and the respective underlying stock issuer’s SEC filings referred to in those sections. We urge you to review financial and other information filed periodically by the underlying stock issuer with the SEC.

♦

Owning the Notes is not the same as owning the underlying stock — The return on your Notes may not reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock over the term of your Notes. Furthermore, the underlying stock may appreciate substantially during the term of your Notes and you will not participate in such appreciation.

♦

No assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. There can be no assurance that the underlying stock price will not rise by more than the coupons paid on the Notes or will not fall below the conversion price. The price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of the underlying stock. You should be willing to accept the risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

♦

The calculation agent can make adjustments that affect the payment to you at maturity — The calculation agent will adjust the amount payable at maturity by adjusting the conversion price and the share delivery amount for certain corporate events affecting the underlying stock, such as stock splits and stock dividends, and certain other actions involving the underlying stock. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying stock. If an event occurs that does not require the calculation agent to adjust the conversion price and the share delivery amount, the market value of your Notes

and the payment at maturity may be materially and adversely affected. Following certain corporate events relating to the issuer of the underlying stock where the issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the common stock of a successor to the underlying stock issuer in combination with any cash or any other assets distributed to holders of the underlying stock in such corporate event. If the issuer of the underlying stock becomes subject to (i) a reorganization event whereby the underlying stock is exchanged solely for cash or (ii) a merger or combination with UBS or any of its affiliates, the amount you receive at maturity may be based on the common stock issued by another company. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “General Terms of the Notes — Antidilution Adjustments” beginning on page PS-32 of the Airbag Yield Optimization Notes product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity UBS will pay an amount in cash equal to your principal amount unless the final price of the underlying stock is below the conversion price (as such conversion price may be adjusted by the calculation agent upon occurrence of one or more such events). Regardless of any of the events discussed above, any payment on the Notes is subject to the creditworthiness of UBS.

♦

There may be little or no secondary market for the Notes — No offering of the Notes will be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS may make a market in the Notes, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Notes prior to maturity could be at a substantial discount from the initial price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.

♦

Price of Notes prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the underlying stock and the expected price volatility of the underlying stock, the dividend rate on the underlying stock, the time remaining to the maturity of your Notes, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

♦

Impact of fees on the secondary market price of Notes — Generally, the market price of the Notes after issuance is expected to be lower than the issue price to public of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

♦

Potential UBS impact on the market price of the underlying stock — Trading or transactions by UBS or its affiliates in the underlying stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying stock may adversely affect the market price of the underlying stock and, therefore, the market value of your Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of the underlying stock, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. The calculation agent, an affiliate of UBS, will determine whether the final price is below the conversion price and accordingly the payment at maturity on your Notes. The calculation agent may postpone the determination of the final price and the maturity date if a market disruption event occurs and is continuing on the final valuation date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying stock to which the Notes are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Notes. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Notes. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Notes and such compensation may serve as an incentive to sell these Notes instead of other investments. We will pay total underwriting compensation of 1.00% per Note to any of our affiliates acting as agents or dealers in connection with the distribution of the Notes.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled
“What Are the Tax Consequences of the Notes?”‘ and the section entitled “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement and consult your tax advisor about your tax situation.

Hypothetical Examples and Return Table

Assumptions

The following examples and return table
illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:

Approximately 6 months

Principal amount:

$1,000 per Note

Coupon rate**:

8.25% per annum (or $6.875 per monthly period)

Total coupon payable**:

4.125% (or $41.25 per Note)

Initial price of the underlying stock:

$50.00 per share

Conversion price:

$40.00 (80% of the initial price)

Share delivery amount***:

25 shares per Note (principal amount per Note/conversion price)

Dividend yield on the underlying stock****:

0.50% (based on 1.00% per annum)

*
Amounts here have been rounded for ease of analysis. The actual terms for each Note are specified on the first page of this pricing supplement.

**
Coupon payment will be paid in arrears in six equal monthly installments during the term of the Notes on an unadjusted basis.

***
If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock.

****
Hypothetical dividend yield holders of the underlying stock might receive over the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying stock may vary from the assumed dividend yield used for purposes of the following examples. Regardless, investors in the Notes will not receive any dividends paid on the underlying stock.

Hypothetical Examples

Scenario #1: The final price of the underlying stock is not below the conversion price of $40.00.

Since the
final price of the underlying stock is not below the conversion price of $40.00, UBS will pay you at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the underlying stock if the price appreciation of the underlying stock (plus dividends, if any) were less than 4.125%.

If the closing price of the underlying
stock on the final valuation date is $50.00 (no change in the price of the underlying stock):

Payment at Maturity:

$
1,000.00

Coupons:

$
41.25

($6.875 x 6 = $41.25)

Total:

$
1,041.25

Total Return on the Notes:

4.125
%

In this example, the total return on the Notes is 4.125% while the total return on the underlying stock is 0.50%
(including dividends).

If the closing price of the underlying stock on the final valuation date is $65.00 (an increase of 30%):

Payment at Maturity:

$
1,000.00

Coupons:

$
41.25

($6.875 x 6 = $41.25)

Total:

$
1,041.25

Total Return on the Notes:

4.125
%

In this example, the total return on the Notes is 4.125% while the total return on the underlying stock is 30.50%
(including dividends).

If the closing price of the underlying stock on the final valuation date is $42.50 (a decline of 15%):

Payment at Maturity:

$
1,000.00

Coupons:

$
41.25

($6.875 x 6 = $41.25)

Total:

$
1,041.25

Total Return on the Notes:

4.125
%

In this example, the total return on the Notes is 4.125% while the total return on the underlying stock is a loss of
14.50% (including dividends).

Scenario #2: The final price of the underlying stock is below the conversion price of $40.00.

Since the final price of the underlying stock is below the conversion price of $40.00, UBS will deliver to you at maturity the share delivery amount for every Note you hold and pay you any fractional shares included in the share delivery amount in cash based on the final price of the underlying stock. The value of the shares received at maturity and the total return on the Notes at that time depends on the closing price of the underlying stock on the maturity date.

If the closing price of the underlying stock on both the final valuation date and the maturity date is $22.50 (a decline of 55%):

Value of shares received per Note

$
562.50

($22.50 x 25 = $562.50)

Amount paid for fractional shares per Note

$
0.00

($22.50 x 0 = $0.00)

Coupons :

$
41.25

($6.875 x 6 = $41.25)

Total:

$
603.75

Total Return on the Notes:

39.625
%

In this example, the total return on the Notes is a loss of 39.625% while the total return on the underlying stock is a loss of 54.50% (including dividends).

If the closing price of the underlying stock on both the final valuation date and the maturity date is $30.00 (a decline of 40%):

Value of shares received per Note

$
750.00

($30.00 x 25 = $750.00)

Amount paid for fractional shares per Note

$
0.00

($30.00 x 0 = $0.00)

Coupons:

$
41.25

($6.875 x 6 = $41.25)

Total:

$
791.25

Total Return on the Notes:

20.875
%

In this example, the total return on the Notes is a loss of 20.875% while the total return on the underlying stock is a loss of 39.50% (including dividends).

Hypothetical Return Table

Underlying
Stock

 The Hypothetical Final
Price is Greater Than or Equal to the Hypothetical Conversion Price(1)

The Hypothetical Final Price
is Less Than the Hypothetical Conversion Price(2)

Hypothetical Final Price(3)

Stock Price Return(4)

Total Return on the Underlying Stock at Maturity(5)

Total Payment at Maturity
+ Coupon Payments(6)

Total Return on the Notes
at Maturity(7)

Total Payment at Maturity
+ Coupon Payments(8)

  Total Return on
the Notes at Maturity(7)

$75.00

50.00%

50.50%

$1,041.25

4.125%

n/a

n/a

$72.50

45.00%

45.50%

$1,041.25

4.125%

n/a

n/a

$70.00

40.00%

40.50%

$1,041.25

4.125%

n/a

n/a

$67.50

35.00%

35.50%

$1,041.25

4.125%

n/a

n/a

$65.00

30.00%

30.50%

$1,041.25

4.125%

n/a

n/a

$62.50

25.00%

25.50%

$1,041.25

4.125%

n/a

n/a

$60.00

20.00%

20.50%

$1,041.25

4.125%

n/a

n/a

$57.50

15.00%

15.50%

$1,041.25

4.125%

n/a

n/a

$55.00

10.00%

10.50%

$1,041.25

4.125%

n/a

n/a

$52.50

5.00%

5.50%

$1,041.25

4.125%

n/a

n/a

$50.00

0.00%

0.50%

$1,041.25

4.125%

n/a

n/a

$47.50

-5.00%

-4.50%

$1,041.25

4.125%

n/a

n/a

$45.00

-10.00%

-9.50%

$1,041.25

4.125%

n/a

n/a

$42.50

-15.00%

-14.50%

$1,041.25

4.125%

n/a

n/a

$40.00

-20.00%

-19.50%

$1,041.25

4.125%

n/a

n/a

$37.50

-25.00%

-24.50%

n/a

n/a

$978.75

-2.125%

$35.00

-30.00%

-29.50%

n/a

n/a

$916.25

-8.375%

$32.50

-35.00%

-34.50%

n/a

n/a

$853.75

-14.625%

$30.00

-40.00%

-39.50%

n/a

n/a

$791.25

-20.875%

$27.50

-45.00%

-44.50%

n/a

n/a

$728.75

-27.125%

$25.00

-50.00%

-49.50%

n/a

n/a

$666.25

-33.375%

$22.50

-55.00%

-54.50%

n/a

n/a

$603.75

-39.625%

(1)
  A conversion event does not occur if the hypothetical final price of the underlying stock is not below the hypothetical conversion price.

(2)
A conversion event occurs if the hypothetical final price of the underlying stock is less than the hypothetical conversion price.

(3)

If the hypothetical final price of the underlying stock is not below the hypothetical conversion price, this number represents the final price. If the hypothetical final price of the underlying stock is below the hypothetical conversion price, this number represents the final price as of the final valuation date and the closing price as of the Maturity Date.

(4)
  The hypothetical stock price return range is provided for illustrative purposes only. The actual stock price return may be below -55% and you therefore may lose up to 100% of your principal amount.

(5)
  The total return on the underlying stock at maturity includes a hypothetical 0.50% cash dividend payment (based on 1.00% per annum).

(6)
Payment consists of the principal amount plus coupon payments of 8.25% per annum (equal to 4.125% over the term of the Notes).

(7)
  The Total Return on the Notes at maturity includes coupon payments of 8.25% per annum (equal to 4.125% over the term of the Notes).

(8)

Payment consists of the share delivery amount plus coupon payments of 8.25% per annum (equal to 4.125% over the term of the Notes). If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying stock in an amount equal to that fraction multiplied by the final price of the underlying stock.

Information about the Underlying Stocks

All disclosures contained in this pricing supplement regarding each underlying stock are derived from publicly available information. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock. You should make your own investigation into each underlying stock.

Included on the following pages is a brief description of the issuers of each of the respective underlying stocks. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the underlying stocks. The information given below is for the four calendar quarters in each of 2009, 2010, 2011, 2012 and the first calendar quarter of 2013, where applicable. Partial data is provided for the second calendar quarter of 2013. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying stocks as an indication of future performance.

Each of the underlying stocks will be registered under the Securities Exchange Act of 1934, as amended
(the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the underlying stocks with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the underlying stocks under the Exchange
Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies
of this material can also be obtained from the Public Reference Section, at prescribed rates.

Beazer Homes USA, Inc.

According to publicly available information, Beazer Homes USA, Inc.
(“Beazer Homes”) is a diversified homebuilder with active operations in the United States. In Beazer Homes’ homebuilding operations, it designs, sells and builds single-family and multi-family homes in the following geographic regions which are presented as reportable segments: Homebuilding-West, Homebuilding-East and Homebuilding-Southeast. Homebuilding-West includes Beazer Homes’ operations in Arizona, California, Nevada and Texas. Homebuilding- East includes Beazer
Homes’ operations in Indiana, Maryland/Delaware, New Jersey/Pennsylvania/New York, Tennessee and Virginia. Homebuilding-Southeast includes Beazer Homes’ operations in Florida, Georgia, North Carolina and South Carolina. Information filed by Beazer Homes with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12822, or its CIK Code: 0000915840. Beazer Homes’ website is http://www.beazer.com. Beazer Homes’ common stock is listed on the New
York Stock Exchange under the ticker symbol “BZH.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Historical Information

The following table sets forth the
quarterly high and low closing prices for Beazer Homes’ common stock, based on the daily closing prices on the primary exchange for Beazer Homes. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Beazer Homes’ common stock on May 10, 2013 was $20.74. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Notes.

Quarter Begin

Quarter End

Quarterly High

Quarterly Low

Quarterly Close

1/2/2009

3/31/2009

$8.30

$1.25

$5.05

4/1/2009

6/30/2009

$17.85

$4.40

$9.15

7/1/2009

9/30/2009

$33.20

$7.25

$27.95

10/1/2009

12/31/2009

$29.60

$20.25

$24.20

1/4/2010

3/31/2010

$27.10

$19.50

$22.70

4/1/2010

6/30/2010

$34.40

$18.15

$18.15

7/1/2010

9/30/2010

$23.15

$16.05

$20.65

10/1/2010

12/31/2010

$28.10

$19.75

$26.95

1/3/2011

3/31/2011

$30.75

$21.70

$22.85

4/1/2011

6/30/2011

$23.60

$15.75

$16.95

7/1/2011

9/30/2011

$18.20

$7.50

$7.55

10/3/2011

12/30/2011

$12.50

$6.90

$12.40

1/3/2012

3/30/2012

$19.65

$12.70

$16.25

4/2/2012

6/30/2012

$16.35

$11.60

$16.25

7/2/2012

9/28/2012

$19.95

$11.25

$17.75

10/1/2012

12/31/2012

$18.80

$13.15

$16.89

1/2/2013

3/28/2013

$19.20

$15.00

$15.84

4/1/2013*

5/10/2013*

$20.74

$14.01

$20.74

*
As of the date of this pricing supplement, available information for the second calendar quarter of 2013 includes data for the period from April 1, 2013 through May 10, 2013.
Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2013.

The graph below illustrates the performance of Beazer Homes’ common stock from January 3, 2000 through May 10,
2013, based on information from Bloomberg. The dotted line represents the conversion price of $16.59, which is equal to 80% of the closing price on May 10, 2013. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Riverbed Technology, Inc.

According to publicly available information, Riverbed Technology, Inc.
(“Riverbed”) develops solutions to fundamental problems associated with information technology (IT) performance across wide area networks (WANs). Riverbed’s performance products include solutions for branch offices, mobile workers, private data centers, private clouds and cloud computing. Riverbed’s products include Steelhead products and the Cascade product line. The Riverbed Optimization System (RiOS) consists of hardware and software products that address the fundamental performance limitations of distributed computing environments. Riverbed has expanded their product line beyond pure WAN optimization to include application-aware network performance management (NPM), application performance management
(APM), virtual application delivery controllers (ADCs), web content optimization (WCO) and storage delivery. In 2010, Riverbed introduced solutions for the public cloud, including a cloud-intelligent WAN optimization solution and a cloud storage accelerator targeting back-up and select archive workloads. Information filed by Riverbed with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33023, or its CIK Code: 0001357326. Riverbed’s website is
http://www.riverbed.com. Riverbed’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “RVBD.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus.
Notwithstanding anything stated in the product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying stock. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying stock.

Historical Information

The following table sets forth the quarterly high and low closing prices for Riverbed’s common stock, based on the daily closing prices on the primary exchange for Riverbed. We obtained the closing prices below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The closing price of Riverbed’s common stock on May 10, 2013 was
$15.78. The historical performance of the underlying stock should not be taken as indication of the future performance of the underlying stock during the term of the Notes.

Quarter Begin

Quarter End

Quarterly High

Quarterly Low

Quarterly Close

1/2/2009

3/31/2009

$7.25

$4.51

$6.54

4/1/2009

6/30/2009

$12.14

$6.88

$11.60

7/1/2009

9/30/2009

$12.74

$9.21

$10.98

10/1/2009

12/31/2009

$12.43

$9.98

$11.49

1/4/2010

3/31/2010

$14.52

$11.21

$14.20

4/1/2010

6/30/2010

$16.03

$13.08

$13.81

7/1/2010

9/30/2010

$23.23

$13.56

$22.79

10/1/2010

12/31/2010

$37.30

$21.41

$35.17

1/3/2011

3/31/2011

$44.48

$32.39

$37.65

4/1/2011

6/30/2011

$39.59

$30.92

$39.59

7/1/2011

9/30/2011

$41.42

$19.96

$19.96

10/3/2011

12/30/2011

$29.50

$19.48

$23.50

1/3/2012

3/30/2012

$29.92

$23.81

$28.08

4/2/2012

6/30/2012

$28.23

$15.05

$16.15

7/2/2012

9/28/2012

$23.50

$13.68

$23.27

10/1/2012

12/31/2012

$23.96

$16.48

$19.72

1/2/2013

3/28/2013

$21.18

$14.57

$14.91

4/1/2013*

5/10/2013*

$15.78

$14.14

$15.78

*
As of the date of this pricing supplement, available information for the second calendar quarter of 2013 includes data for the period from April 1, 2013 through May 10, 2013.
Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2013.

The graph below illustrates the performance of Riverbed’s common stock from September 21, 2006 through May 10,
2013, based on information from Bloomberg. The dotted line represents the conversion price of $12.62, which is equal to 80% of the closing price on May 10, 2013. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

What are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement. The following discussion supplements the discussion in “Supplemental
U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement.

The United States federal income
tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent short-term debt instrument and a put option contract in respect of the underlying stock. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component —
Amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short-term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers who elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers who do not elect to accrue interest currently would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale or maturity of the Notes. At maturity, the put option component either would be taxed as a short-term capital gain if the principal amount is repaid in cash or would reduce the basis of any underlying stock if you receive the underlying stock.

With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Underlying Stocks

Coupon Rate

Interest on Debt Component

Put Option Component

Common stock of Beazer Homes USA, Inc.

9.25% per annum

0.44% per annum

8.81% per annum

Common stock of Riverbed Technology, Inc.

9.15% per annum

0.44% per annum

8.71% per annum

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, based on certain factual representations received from us, it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the United States federal income tax treatment, it is possible that your Notes could be treated as a single contingent short-term debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” on page PS-46 of the Airbag Yield Optimization Notes product supplement for a more detailed description of the tax treatment of your Notes.

In 2007, the Internal Revenue Service released a Notice that may affect the taxation of holders of the Notes.
According to the Notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. Legislation has also been proposed in Congress that would require the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-46 of the Airbag Yield Optimization Notes product supplement unless and until such time as some other treatment is more appropriate.

Medicare Tax on Net Investment Income. Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their ”net investment income,” which may include any gain realized with respect to the Notes, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Under recently
enacted legislation, individuals that own “specified foreign financial assets” may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S.
financial institution. You are urged to consult your tax adviser as to the application of this legislation to your ownership of the Notes.

Non-U.S.
Holders. If you are not a United States holder, subject to Section 871(m) and “FATCA” (discussed below) you should generally not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status. Gain from the sale or exchange of a Note or cash settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

We also have not attempted to determine whether the issuer of any Underlying Stock constitutes a “United States real property holding company” within the meaning of Section 897 of the Code. While we do not intend to treat the Notes as “United States real property interests” as defined in Section 897, there is no assurance that the IRS or a court would agree. If the IRS were to successfully assert that the Notes are, in fact, United States real property interests, any gain to a non-U.S. Holder in respect of a Note upon a sale, exchange, redemption or other taxable disposition of the
Note would be subject to U.S. federal income tax on a net income basis. If a withholding agent were to treat the Notes as United States real property interests, the proceeds from a taxable disposition would generally be subject to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the Notes as United States real property interests.

Section 871(m) of the Code requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations, certain payments that are contingent upon or determined by reference to U.S.
source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the Notes, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments made on the Notes on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the Notes in order to minimize or avoid U.S. withholding taxes.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30%
U.S. withholding tax on “withholdable payments” (i.e, certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest of dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31,
2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. This withholding tax would not be imposed on withholdable payments pursuant to obligations that are outstanding on January 1, 2014 (and are not materially modified after December 31, 2013) or to pass-thru payments pursuant to obligations that are outstanding six months after final regulations regarding such payments become effective (and such obligations are not subsequently modified in a material manner). If, however, withholding is required as a result of future guidance, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear and the above description is based on regulations and interim guidance. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.

Proposed Legislation

The House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted,

the effect of this legislation generally would be to require instruments such as the Notes to be marked to market on as annual basis with the

all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS
TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASES, OWNERSHIP AND DISPOSITION OF THE NOTES.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Notes at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Notes.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes; and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of
FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121.
Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Annex

The following supplements the discussion under “What are the Tax Consequences of the Notes?” in this pricing supplement and “Supplemental U.S. Tax Considerations” on page PS-46 of the Airbag Yield Optimization Notes product supplement and is subject to the limitations and exceptions expressed therein. It sets forth formulas for United States holders who are initial purchasers of the Notes to use to determine the amount of capital gain and loss and ordinary income to recognize either upon maturity or a sale of the Notes. The formulas below assume that the
Notes are properly treated as an investment unit consisting of a debt component and a put option component, as described in “What are the Tax Consequences of the Notes?” and “Supplemental U.S. Tax Considerations.”

The tax consequences described below are not binding on the IRS or a court and are the result of only one of several possible reasonable treatments of the Notes for U.S. federal income tax purposes. Although there are other possible treatments, we and, by purchasing the Notes, you agree to treat the Notes for all U.S. federal income tax purposes according to the treatment described in this pricing supplement. No statutory, judicial or administrative authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes, and we do not plan to request a ruling from the IRS.
Significant aspects of the U.S. federal income tax consequences of an investment in the Notes are uncertain, and no assurance can be given that the IRS or a court will agree with the treatment described herein. We do not provide tax advice.
Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes (including alternative treatments).

Defined Terms as Used in this Annex:

“Accrued Coupon at Sale” is equal to the amount labeled
“Accrued Interest” on your confirmation of sale, divided by Quantity Sold.

“Aggregate Option Premium Received” is the total amount
of all payments of Option Premium received by you on a Note during the period you held the Note.

“Aggregate Coupons Received” is the total
amount of all coupons received by you on a Note. It does not include Accrued Coupon at Sale.

“Coupon Rate” is provided with respect to each
offering on page 1 of this pricing supplement.

“Interest on Debt Component Per Annum” is provided on page 5 of this pricing supplement.

“Debt Sale Amount” is equal to Bond Value x Principal Amount. “Bond Value” will be provided on your confirmation of sale, and is the value of the Debt Component expressed as a percentage of the Principal Amount of your Notes. The “Bond Value” may exceed 100%.

“Option Premium” is equal to the amount of a coupon with respect to a Note multiplied by (Put Option Component per Annum/Coupon per Annum).

“Option Sale Amount” is equal to Sale Price—Debt Sale Amount. The “Sale Price” will be labeled “Price” on your confirmation of sale. The Option Sale Amount may be positive or negative.

“Principal Amount” is $1000.

“Put Option Component per Annum” is provided with respect to each offering on page 5 of this pricing supplement.

“Quantity at Maturity” is the number of Notes with respect to this offering held by you at maturity.

“Quantity Sold” will be labeled “Quantity” on your confirmation of sale.

At Maturity

If the Notes are held to maturity, you will have either:

1)
Short-term capital gain. If you receive the principal amount of the Notes (plus the final coupon payment) in cash, then you will recognize short-term capital gain on the option portion of the Notes, equal to:

♦

Aggregate Option Premium Received x Quantity at Maturity; or

2)
No tax event. If you receive shares of the applicable underlying stock, the receipt of those shares will not be a taxable event, except to the extent of cash received in lieu of fractional shares. Your aggregate basis in the shares received (including any fractional share deemed received and sold) will be equal to:

♦

(Principal Amount per Note--Aggregate Option Premium Received) x Quantity at Maturity. Your holding period in the shares will begin on the day after receipt. If you receive cash in lieu of a fractional share of the applicable underlying stock, you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive for such fractional share and your basis (as determined above) in such fractional share.

Sale, Exchange or Retirement of the Notes Prior to Maturity

Upon a sale, exchange or retirement of the Notes prior to maturity, you will recognize:

1)
Ordinary income. You will recognize ordinary income in respect of any accrued but unpaid interest on the debt portion of the Notes, equal to:

♦

Accrued Coupon at Sale x (Interest on Debt Component per Annum/Coupon Rate per Annum) x Quantity Sold.

2)
Capital gain or loss. You will recognize short-term capital gain or loss in respect of the debt portion of the Notes equal to:

♦

(Debt Sale Amount—Principal Amount) x Quantity Sold;

and in respect of the option portion of the Notes, equal to:

♦

  (Option Sale Amount + (Accrued Coupon at Sale x (Put Option Component per Annum/Coupon Rate per Annum))) x Quantity Sold; plus

♦

Aggregate Coupons Received x (Put Option Component per Annum/Coupon per Annum) x Quantity Sold.